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                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 29, 2003





                         FX ENERGY, INC.
      (Exact name of registrant as specified in its charter)


       Nevada                         0-25386                87-0504461
(State or other jurisdiction of  (Commission File Number)   (IRS Employer
incorporation or organization)                             Identification No.)


        3006 Highland Drive, Suite 206
            Salt Lake City, Utah                                84106
    (Address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code:  (801) 486-5555


                               N/A
  (Former name or former address, if changed since last report)




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                      ITEM 5.  OTHER EVENTS

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      Two new directors, Richard Hardman, CBE, and Dennis B. Goldstein, were appointed to serve on FX Energy, Inc.'s board of directors. Thomas B. Lovejoy was elected Chairman of the board of FX Energy. FX Energy provided information on the new directors as follows:

Richard Hardman, CBE

      Mr. Hardman's career spans over 40 years of international exploration, where he has worked in the upstream oil and gas industry as a geologist in Libya, Kuwait, Colombia, Norway and in London, where his career encompasses almost the whole of the exploration history of the North Sea 1969 - 2002. Previously, Mr. Hardman was Vice President Exploration for Amerada Hess International Limited based in London. He is a former President of the Geological Society of Great Britain and served as Chairman of the Science and Innovation Strategy Board of the Natural Environment Research Council from 2000 to 2003. Mr. Hardman was appointed a Commander of the British Empire in 1998.

Dennis B. Goldstein

      Mr. Goldstein previously served on FX Energy's board of directors from May 1999 through August 2002. He is the former Corporate Counsel, Assistant Secretary and Manager of Land Services for Homestake Mining Company where he was involved in legal oversight of mining and exploration operations worldwide. He is a graduate of Stanford University Law School and Brown University. He was also a graduate Fellow in Comparative Law at the University of Florence (Italy) and completed the Stanford Executive Program at the Stanford University Graduate School of Business.

      The new directors replace Peter L. Raven and Andrew Pierce. Mr. Pierce will remain as an officer of FX Energy. Thomas B. Lovejoy replaces David N. Pierce as Chairman of the Board; Mr. Pierce will remain as President and Chief Executive Officer of FX Energy. Mr. Hardman will continue as a member of the FX Energy's Technical and Advisory Panel.

      FX Energy holds interests in five project areas in Poland:

         . The Fences I project area covers approximately 265,000 acres in western Poland's Permian Basin. FX Energy holds a 49% interest subject to the right of CalEnergy Gas (Holdings) Ltd. to earn half of that 49%. Polish Oil and Gas Company holds 51%.

         . The Fences II project area covers approximately 670,000 acres in western Poland's Permian Basin. FX Energy has a 49% interest in Fences II and Polish Oil and Gas Company holds 51%.

         . The Fences III project area covers approximately 770,000 acres in western Poland's Permian Basin. FX Energy holds a 100% interest.

         . The Pomerania project area covers approximately 2.2 million acres in western Poland's Permian Basin. FX Energy holds a 100% interest in the Pomerania project area except for one block of approximately 225,000 acres, where its interest is 85% and Polish Oil and Gas Company holds 15%.


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         .   The Wilga project area covers approximately 250,000 acres in central Poland; FX Energy holds a 45% interest.

                          ______________


      This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 2002 annual report on Form 10-K and other SEC reports.


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                            SIGNATURES

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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          FX ENERGY, INC.
                                          Registrant


Dated:  October 29, 2003                  By  /s/ Scott J. Duncan
                                             ---------------------------------
                                             Scott J. Duncan, Vice President



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